United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2008

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-31578	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 2.02   Results of Operations and Financial Condition.

        On May 2, 2008, MTS Medication Technologies, Inc. (the “Company”) issued a press release updating its expected revenue and earnings per diluted common share for the fiscal year ended March 31, 2008. It also announced developments related to the status of its contract regarding OnDemand machines with a customer and provided guidance regarding certain financial performance measurements for the fiscal year ending March 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

        The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1934, as amended, unless otherwise expressly stated in such filing.

Item 7.01   Regulation FD Disclosure.

        The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01   Financial Statements and Exhibits

                       (d)     Exhibits.

Exhibit	Dexcription

99.1	Release of MTS Medication Technologies, Inc., dated May 2, 2008.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: May 2, 2008	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer

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